UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 U.S. Highway 22, Suite 204

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2021, VYNE Therapeutics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) for the sale of an aggregate of 21,097,046 shares of common stock (the “Shares”) of the Company, par value $0.0001 per share, at a purchase price of $2.37 per share in a registered direct offering. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Closing for the sale of the Shares occurred on January 28, 2021.

H.C. Wainwright & Co., LLC acted as the exclusive placement agent for the offering.

The Company estimates that the net proceeds to the Company for the offering are approximately $46.7 million after deduction of the placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The Shares are being sold pursuant to a prospectus supplement, dated January 26, 2021, and related prospectus, dated February 12, 2019, each filed with the U.S. Securities and Exchange Commission, relating to the Company’s registration statement on Form S-3 (File No. 333-229482).

In connection with the filing of the Purchase Agreement, the Company is filing the opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, as Exhibit 5.1 hereto. A copy of the form of the Purchase Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Form of Securities Purchase Agreement, dated January 26, 2021, among VYNE Therapeutics Inc. and the purchasers identified therein

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE Therapeutics Inc.

/s/ Mutya Harsch
By: Mutya Harsch
Chief Legal Officer and General Counsel

Date: January 28, 2021